                        UNDERWRITING AGREEMENT



                               between



                      DUNN COMPUTER CORPORATION



                                 and



                 NETWORK 1 FINANCIAL SECURITIES, INC.





                  Dated: ____________________, 1997

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Purchase and Sale of Securities............................................1
     1.1        Firm Shares.....................................................1
     1.1.1      Purchase of Firm Shares.........................................1
     1.1.2      Delivery and Payment............................................2
     1.2        Overallotment Option............................................2
     1.2.1      Grant of Option.................................................2
     1.2.2      Exercise of Option..............................................2
     1.2.3      Delivery and Payment............................................3
     1.3        Representative's Warrant........................................3
     1.3.1      Purchase and Sale...............................................3
     1.3.2      Delivery and Payment............................................3

2.   Representations and Warranties of the Company
     and the Selling Shareholders...............................................4
     2.1        Representatives and Warranties of the Company...................4
     2.1.1      Filings under Securities Laws...................................4
     2.1.1.1    Pursuant to the Act.............................................4
     2.1.1.2    Pursuant to the Exchange Act....................................5
     2.1.2      No Stop or Other Orders.........................................5
     2.1.3      Disclosures in Registration Statement...........................5
     2.1.3.1    Representation as to Contents...................................5
     2.1.3.2    Disclosure Regarding Contracts..................................6
     2.1.3.3    Prior Securities Transactions...................................6
     2.1.4      Changes After Dates in Registration Statement...................6
     2.1.4.1    No Material Adverse Change......................................7
     2.1.4.2    Recent Securities Transactions, Etc. ...........................7
     2.1.5      Independent Accountants.........................................7
     2.1.6      Financial Statements............................................7
     2.1.7      Capitalization..................................................7
     2.1.8      Representations Regarding Securities............................8
     2.1.8.1    Outstanding Securities..........................................8
     2.1.8.2    Securities Sold Hereunder.......................................8
     2.1.9      No Registration Rights..........................................9
     2.1.10     Representations Regarding This Agreement........................9
     2.1.11     No Improper Payments...........................................10
     2.1.12     No Defaults; Violations........................................10
     2.1.13     Corporate Power; Licenses; Consents............................10
     2.1.13.1   Conduct of Business............................................10
     2.1.13.2   Required Consents..............................................10
     2.1.14     Title to Property; Insurance...................................10
     2.1.15     Litigation; Governmental Proceedings...........................11
     2.1.16     Organization; Good Standing....................................11
     2.1.17     Taxes..........................................................11
     2.1.18     Transactions Affecting Disclosure to NASD......................12
     2.1.18.1   Finders' Fees..................................................12
     2.1.18.2   Payments Within Twelve (12) Months.............................12
     2.1.18.3   Use of Proceeds................................................12
     2.1.18.4   Insiders' NASD Affiliation.....................................12

                                         (i)


                                                                            Page
                                                                            ----
     2.1.19     Internal Accounting Controls...................................12
     2.1.20     NASDAQ Listing.................................................13
     2.1.21     Intangibles....................................................13
     2.1.22     Employee Matters...............................................13
     2.1.22.1   Relations With Employees.......................................13
     2.1.22.2   Employee Benefit Plans.........................................14
     2.1.23     Investment Company Representations.............................14
     2.1.24     Officer's Certificate..........................................14
     2.1.25     Lock-Up Agreements With Insiders...............................14
     2.1.26     No Stabilization or Manipulation...............................15
     2.1.27     Subsidiaries...................................................15
     2.2        Representatives and Warranties of the Selling Shareholders.....15

3.   Covenants of the Company..................................................16
     3.1        Amendments to Registration Statement...........................16
     3.2        Federal Securities Laws........................................16
     3.2.1      Compliance.....................................................16
     3.2.2      Filing of Prospectus...........................................17
     3.2.3      Exchange Act Registration......................................17
     3.3        Blue Sky Filings...............................................17
     3.4        Delivery of Filings to Underwriters............................17
     3.5        Effectiveness and Events Requiring Notice to the
                Representative.................................................17
     3.6        Financial Statements...........................................18
     3.7        Reports to the Representative..................................18
     3.7.1      Periodic Reports, Etc. ........................................18
     3.7.2      Transfer Agent and Daily Transfer Sheets.......................19
     3.8        Delivery of Representative's Warrant...........................19
     3.9        Payment of Expenses............................................19
     3.9.1      General Expenses...............................................19
     3.9.2      Representative's Expenses......................................20
     3.10       Application of Net Proceeds....................................21
     3.11       Delivery of Earnings Statements to Security Holders............21
     3.12       Reservation of Shares..........................................21
     3.13       Designation of an Advisor or Director
                and Board Meetings.............................................21
     3.14       Management and Dissemination of Information....................22
     3.15       Secondary Market Trading and Standard & Poor's.................22
     3.16       Disqualification of Form S-1 (or other appropriate form).......22
     3.17       Accountants....................................................22
     3.18       Sale of Securities.............................................22
     3.19       Issuances by Company...........................................23
     3.20       Regulations Offerings..........................................23
     3.21       Form S-8.......................................................23
     3.22       Public Relations...............................................23

                                            (ii)


                                                                            Page
                                                                            ----
     3.23       Due Diligence Investigation....................................23
     3.24       Sale of Common Stock Within Six Months.........................24
     3.25       Consulting Agreement...........................................24
     3.26       Representative's Warrant.......................................24
     3.27       Right of First Refusal.........................................26
     3.28       Certificates and CUSIP Number..................................26
     3.29       After Market Blue Sky Memorandum...............................26
     3.30       Underwriting Materials.........................................26
     3.31       Compliance with Legal Requirements.............................26

4.   Conditions of the Underwriters' Obligations...............................27
     4.1        Regulatory Matters.............................................27
     4.1.1      Effectiveness of Registration Statement........................27
     4.1.2      NASD Clearance.................................................27
     4.1.3      No Blue Sky Stop Orders........................................27
     4.2        Company Counsel Matters........................................27
     4.2.1      Closing Date Opinion of Counsel................................27
     4.2.2      Option Closing Date Opinion of Counsel.........................32
     4.2.3      Reliance.......................................................32
     4.3        Cold Comfort Letter............................................33
     4.4        Certificates...................................................34
     4.4.1      Officers' Certificates.........................................34
     4.4.2      Chief Financial Officer's Certificate..........................34
     4.5        No Material Changes............................................35
     4.6        Delivery of Representative's Warrant...........................35
     4.7        Opinion of Counsel for the Underwriter.........................35
     4.8        Secondary Market Trading Memorandum............................36
     4.9        Representative Sole Determinant of Break
                of Conditions..................................................36
     4.10       Indemnification................................................36
     4.10.1     Indemnification of the Representative..........................36
     4.10.2     Indemnification of the Company and the
                Selling Shareholders...........................................37
     4.10.3     Contribution...................................................37
     4.10.3.1   Contribution Rights............................................37
     4.10.3.2   Contribution Procedure.........................................38
     4.11       NASDAQ Qualification...........................................38
     4.12       Key Person Life Insurance......................................38
     4.13       No Calamity....................................................39
     4.14       No Qualifications..............................................39
     4.15       No Change in Material or Conditions............................39

5.   Default by an Underwriter.................................................39
     5.1        Default Not Exceeding 10% of the Shares........................39
     5.2        Default Exceeding 10% of the Shares............................39
     5.3        Postponement of Closing Date...................................40

6.   Underwriting Group........................................................40

                                        (iii)

                                                                            Page
                                                                            ----
7.   Finder....................................................................40

8.   Proceedings...............................................................40

9.   Representations and Agreements to Survive Delivery........................40

10.  Effective Date of This Agreement and Termination Thereof..................41
     10.1    Effective Date....................................................41
     10.2    Termination.......................................................41
     10.3    Notice............................................................41
     10.4    Expenses..........................................................41
     10.5    Indemnification...................................................41

11.  Miscellaneous.............................................................42
     11.1    Notices...........................................................42
     11.2    Headings..........................................................42
     11.3    Amendment.........................................................42
     11.4    Entire Agreement..................................................42
     11.5    Binding Effect....................................................42
     11.6    Governing Law; Jurisdiction.......................................43
     11.7    Execution in Counterparts.........................................43
     11.8    Waiver, Etc. .....................................................43

                                         (iv)

                                 INDEX OF DEFINITIONS

Term                                                                     Section
----                                                                     -------

Act......................................................................2.1.1.1
Closing Date...............................................................1.1.2
Code......................................................................2.1.22
Commission...............................................................2.1.1.1
Common Stock...............................................................1.1.1
Company...................................................Introductory Paragraph
Effective Date.............................................................1.1.2
ERISA...................................................................2.1.22.2
ERISA Plan..............................................................2.1.22.2
Exchange Act.............................................................2.1.1.2
Firm Shares................................................................1.1.1
Insiders..................................................................2.1.25
Intangibles...............................................................2.1.21
NASD.......................................................................1.1.1
NASDAQ....................................................................2.1.20
Option Closing Date........................................................1.2.2
Option Shares..............................................................1.2.1
Overallotment Option.......................................................1.2.1
Preliminary Prospectus...................................................2.1.1.1
Prospectus...............................................................2.1.1.1
Registration Statement...................................................2.1.1.1
Regulations..............................................................2.1.1.1
Representative............................................Introductory Paragraph
Representative's Securities................................................1.3.1
Representative's Warrant...................................................1.3.1
Securities.................................................................1.3.1
Selling Shareholders......................................Introductory Paragraph
Shares.....................................................................1.2.1
Subsidiaries..............................................................2.1.27
Unaudited Financials.........................................................3.6



                                         (v)

                           1,000,000 SHARES

                      DUNN COMPUTER CORPORATION

                             Common Stock


                        UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                            Page
                                                                            ----
                                                                          [Date]

Network 1 Financial Securities, Inc.
as Representative of the
Several Underwriters
c/o Network Financial Securities, Inc.
The Galleria
Building Two, Penthouse
2 Bridge Avenue
Red Bank, New Jersey 07701-1106

Dear Sirs:

          The undersigned, Dunn Computer Corporation, a Delaware corporation (the "Company") hereby confirms its agreement with Network 1 Financial Securities, Inc., a New Jersey corporation (being referred to herein variously as "you" or the "Representative") and the other underwriters named in Schedule I annexed hereto (the Representative and the other underwriters being collectively called the "Underwriters" or individually an "Underwriter"), and the Shareholders of the Company ("Selling Shareholders") listed on Schedule I attached hereto and made a part hereof, as follows:

1.   PURCHASE AND SALE OF SECURITIES.

     1.1  FIRM SHARES.

          1.1.1 PURCHASE OF FIRM SHARES. On the basis of the representations and warranties and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the Underwriters 1,000,000 shares (the "Firm Shares") of the Company's Common Stock, $.001 par value per share (the "Common Stock"), and the Underwriters agree to purchase from the Company the Firm Shares, at a purchase price of Four and 50/100 ($4.50) Dollars per Firm Share, which represents a 10% discount from the per share public offering price, which shall be $5.00. The Underwriters may rely on soliciting dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in placing a portion of the offering and may offer the Firm shares and the opinion shares (as defined in Section 1.2) at less than the public offering price.

          1.1.2 DELIVERY AND PAYMENT. Delivery and payment for the Firm Shares shall be made at 10:00 A.M., New York time, on or before the fifth business day following the effective date (the "Effective Date") of the Registration Statement (as hereinafter defined), or at such other time as shall be agreed upon by the Representative and the Company, at the offices of the Representative, or at such other place as shall be agreed upon by the Representative and the Company. The date of delivery and payment for the Firm Shares is called the "Closing Date." Payment for the Firm Shares shall be made on the Closing Date by [ wire transfer, certified or bank cashier's check(s) in New York Clearing House (next day) funds, payable to the order of the Company] upon delivery to the Representative of certificates (in form and substance complying with applicable law and satisfactory to the Representative) representing the Firm Shares for the respective accounts of the Underwriters. The Firm Shares shall be registered in such names and shall be in such denominations as the Representative may request in writing at least two (2) full business days prior to the Closing Date. The Company shall permit the Representative to examine and package the Firm Shares for delivery, at least one
(1) full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares, except upon tender of payment by the Underwriters for all the Firm Shares.

     1.2  OVERALLOTMENT OPTION.

          1.2.1 GRANT OF OPTION. For the purposes of covering any overallotments in connection with the distribution and sale of the Firm Shares, the Underwriters, severally and not jointly, are hereby granted an option (the "Overallotment Option") to purchase up to an additional 150,000 shares of Common Stock (the "Option Shares") from the Selling Shareholders. The Option Shares shall be resold to the public on the same terms as the Firm Shares. The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares." The purchase price to be paid for each Option Share shall be the same as the price paid for each Firm Share pursuant to Section 1.1.1 hereof.

          1.2.2 EXERCISE OF OPTION. The Overallotment Option may be exercised by the Representative on behalf of the Underwriters as to all or any part of the Option Shares at any time, from time to time, within forty-five (45) days after the Effective Date. The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of the Overallotment Option. The Overallotment Option granted hereby may be exercised by the giving of oral notice to the Selling Shareholders from the Representative, which must be confirmed by a letter or telecopy to the Selling Shareholders by the Representative within 24 hours of such oral notice setting forth the number of Option Shares to be purchased, the date and time for delivery of and payment for the Option Shares and stating that the Option Shares referred to therein are to be used for the purpose of covering overallotments in connection with the distribution and sale of the Firm Shares. If such notice is given two (2) full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be the Closing Date. If such notice is given thereafter, the date set forth therein for such delivery and payment shall not be earlier than five
(5) full business days after the date of the notice. If such delivery and payment for the Option Shares does not occur on the Closing Date, the date and time of the closing for such Option Shares shall be as set forth in the notice (the "Option Closing Date"). Upon exercise of the Overallotment Option, the Selling Shareholders shall become obligated to convey to the Underwriters the number of Option Shares specified in such notice, and, subject to the terms and conditions set forth herein, each Underwriter shall be obligated to purchase the percentage of the Option Shares as is equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representative so as to avoid fractional shares.

          1.2.3 DELIVERY AND PAYMENT. Payment for the Option Shares shall be made by certified or bank cashier's check(s) in New York Clearing House (next day) funds, payable to the order of the applicable Selling Shareholders and shall be made at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Selling Shareholders, upon delivery to you of certificates representing the Option Shares being purchased for the respective accounts of the Underwriters. The certificates representing the Option Shares to be delivered shall be in such denominations and registered in such names as the Representative requests not less than two (2) full business days prior to the Closing Date or the Option Closing Date, as the case may be, and shall be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Selling Shareholders' transfer agent or correspondent not less than one (1) full business day prior to such Closing Date.

     1.3  REPRESENTATIVE'S WARRANT.

          1.3.1 PURCHASE AND SALE. The Company hereby agrees to issue and to sell to you on the Closing Date, a warrant for the purchase of an aggregate of 100,000 shares of Common Stock (the "Representative's Warrant") for an aggregate purchase price of $10.00. The Representative's Warrant and the shares of Common Stock issuable upon exercise of the Representative's Warrant are hereinafter referred to collectively as the "Representative's Securities." The Shares and the Representative's Securities are hereinafter referred to collectively as the "Securities."

          1.3.2 DELIVERY AND PAYMENT. Delivery and payment for the Representative's Warrant shall be made on the Closing Date. The Company shall deliver to the Representative, upon payment therefor, certificates for the Representative's Warrant in the name or names and in such denominations as the Representative may request. The Representative's Warrant shall be exercisable for a period of four (4) years commencing one (1) year after the Effective Date at an initial exercise price per share of $6.50, which represents 130% of the per share public offering price for the Shares and shall be substantially in the form of the Representative's common stock purchase warrant filed as an exhibit to the Registration Statement. In addition, the Representative's Warrant shall not be transferable for a period of one year following the Effective Date, except to officers and partners or the Representative and to members of the selling group and their officers and partners.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
     SHAREHOLDERS.


     2.1 REPRESENTATIVES AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Underwriters that:

          2.1.1     FILINGS UNDER SECURITIES LAWS.

               2.1.1.1 PURSUANT TO THE ACT. The Company has filed with the Securities and Exchange Commission (the "Commission"), and has immediately thereafter supplied to the Representative and its counsel two manually executed copies of, together with all exhibits thereto, a registration statement and an amendment or amendments thereto, on Form SB-2 (Registration No. 33-_____), including any related preliminary prospectus (a "Preliminary Prospectus"), for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"). Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the rules and regulations of the commission under the Act "Regulations"), is hereinafter called the "Registration Statement," and the form of the final prospectus dated the Effective Date (or, if applicable, the form of final prospectus filed with the Commission pursuant to Rule 424 of the Regulations), is hereinafter called the "Prospectus." The Registration Statement has been declared effective on the date hereof. The Registration Statement, the amendment(s) thereto, Prospectus and all other documents filed with the SEC pursuant to the requirements of the Act shall conform to the requirements of the Act and the Regulations in all material respects and shall be in form and content satisfactory to counsel for matters which relate to the Offering and other related transactions shall be satisfactory in all material respects to the Representative's counsel. Second, at least one week before the expected filing date of the Registration Statement, the Company has supplied the Representative's legal counsel with a written representation as to (a) the existence or nonexistence of any NASD affiliation or association of any officer, director, or stockholder of unregistered securities of the Company, (b) whether or not any unregistered securities of the Company have been acquired by the NASD affiliated person during the twelve-month period prior to filing the Registration Statement, and (c) whether or not key-man insurance has been provided for any officer of the Company by any NASD affiliate. Finally, at least ten (10) days prior to the expected filing date of the Registration Statement, the Company shall submit the Registration Statement to the Representative and its counsel.

               2.1.1.2 PURSUANT TO THE EXCHANGE ACT. The Company represents that it will prepare and file a Registration Statement with the SEC pursuant to
Section 12(g) of the Securities Exchange Act of 1934, ("Exchange Act"), and will use its best efforts to have same declared effective by the SEC on an accelerated basis on the day after the Effective Date, but only if necessary to qualify the Securities for listing on the NASDAQ National Market System ("NMS") in the event the Underwriter does not intend to commence trading on the Effective Date. The Company understands that to register, it must prepare and file with the Securities and Exchange Commission a General Form of Registration of Securities (Form 8-A or Form 10). In addition, the Company agrees to the requirement that its Securities be listed on the NASDAQ National Market System on the Effective Date.

          The Company agrees that for so long as the Common Stock is registered under the Exchange Act, the Company will hold an annual meeting of stockholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 150 days after the end of each of the Company's fiscal years will provide the Company's stockholders with the audited Financial statements of the Company as of the end of the fiscal year just completed prior thereto. Such financial statements shall be those required by Rule 14a-3 under the Exchange Act and shall be included in an annual report pursuant to the requirements of such Rule.

          2.1.2 NO STOP OR OTHER ORDERS. Neither the Commission, nor any state regulatory authority, has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or threatened to institute any proceedings with respect to such an order.

          2.1.3     DISCLOSURES IN REGISTRATION STATEMENT.

               2.1.3.1 REPRESENTATION AS TO CONTENTS. At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and any Option Closing Date, the Registration Statement and the Prospectus shall contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and shall in all material respects conform to the requirements of the Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary

Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereof or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Regulations, and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.1.3.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The Company acknowledges that such information referred to in the immediately preceding sentence consists solely of the information under the heading "Underwriting" in the Prospectus.

               2.1.3.2 DISCLOSURE REGARDING CONTRACTS. The description in the Registration Statement and the Prospectus of contracts, instruments and other documents is accurate in all material respects and presents fairly the information required to be disclosed. There are no contracts, instruments or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, which have not been so described or filed. Each contract, instrument and other document (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and which is referred to in the Prospectus, or is material to the Company's business, has been duly and validly executed, is in full force and effect and is enforceable against the parties thereto in accordance with its terms and none of such contracts, instruments of documents has been assigned by the Company. Neither the Company nor, to the best knowledge of the Company, any other party thereto is in default thereunder and no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default by the Company thereunder.

               2.1.3.3 PRIOR SECURITIES TRANSACTIONS. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, within three (3) years prior to the date hereof, except as disclosed in the Registration Statement.

          2.1.4     CHANGES AFTER DATES IN REGISTRATION STATEMENT.

               2.1.4.1 NO MATERIAL ADVERSE CHANGE. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, assets, properties, business or business prospects of the Company, including, but not limited to, any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the condition, financial or otherwise, or to the results of operations, business or business prospects of the Company.

               2.1.4.2 RECENT SECURITIES TRANSACTIONS, ETC. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

          2.1.5 INDEPENDENT ACCOUNTANTS. To the best knowledge of the Company, Ernst & Young, LLP, whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Regulations. The statements included in the Registration Statement with respect to such accountants are true and correct in all material respects.

          2.1.6     FINANCIAL STATEMENTS.   The financial statements, including
the notes thereto and supporting schedules, if any, included in the Registration Statement and Prospectus fairly present the financial position, the results of operations and cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Summary Financial Information," "Capitalization" and "Selected Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.

          2.1.7     CAPITALIZATION.

               2.1.7.1 The Firm Shares will represent twenty (20%) percent of the issued and outstanding shares of the Company, which may be issued under the Company's outstanding Common Stock (on a post-offering basis) which may be issued under the Company's stock option plan. The Company will supply the Underwriters with a list of all current stockholders of the Company and all persons who possess securities exercisable or exchangeable for, or convertible into, capital stock.

               2.1.7.2 Except for the shares already issued and outstanding and those to be offered in the Offering, no other shares of capital stock or securities convertible or exercisable or exchangeable for, or convertible into, capital stock shall be outstanding at the completion of the proposed Offering without the consent of the Underwriter, which consent shall not be unreasonably withheld.

          2.1.8     REPRESENTATIONS REGARDING SECURITIES.

               2.1.8.1 OUTSTANDING SECURITIES. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holder of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants[, if any,] to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. The authorized Common Stock and any outstanding options and warrants to purchase shares of Common Stock conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock, and any options and warrants to purchase shares of Common Stock, were at all relevant times either registered under the Act and applicable state securities or Blue Sky Laws or were exempt from such registration requirements.

               2.1.8.2 SECURITIES SOLD HEREUNDER. The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable and the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Representative's Warrant will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and the Representative's Warrant are enforceable against the Company in accordance with their respective terms.

          2.1.9 NO REGISTRATION RIGHTS. No holder of any securities of the Company or of any options or warrants of the Company exercisable for or convertible or exchangeable into securities of the Company has the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company, including the Registration Statement. Any such holder who would otherwise have such right has waived same.

          2.1.10 REPRESENTATIONS REGARDING THIS AGREEMENT. The Company has full power and authority, corporate and otherwise, to enter into this Agreement and the Agreement governing the Representative's Warrant ("Representative's Warrant Agreement") and to carry out the provisions and conditions, hereof and thereof. This Agreement and the Representative's Warrant Agreement have been duly and validly authorized by the Company and constitute, or when executed and delivered will constitute, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws offering creditors' rights generally, (b) as enforceability of any indemnification and contribution provision may be limited under the federal and state securities laws, and (c) that, the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance by the Company of this Agreement and the Representative's Warrant Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms and conditions hereof and thereof have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time or both,
(i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, which breach, conflict or default would have a material adverse effect on the condition (financial or other), business, prospects or properties of the Company; (ii) result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business; or (iv) have a material adverse effect on any permit, license, certificate, registration approval, consent, license or franchise concerning the Company.

          2.1.11 NO IMPROPER PAYMENTS. Neither the Company nor, to the Company's knowledge, any director, officer, employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

          2.1.12 NO DEFAULTS; VIOLATIONS. Except as set forth in the Prospectus, no default exists in the due performance and observance of any material term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws. The Company is not in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, which violation would result in a material adverse change in the condition (financial or other), business, prospects or properties of the Company.

          2.1.13    CORPORATE POWER; LICENSES; CONSENTS.

               2.1.13.1 CONDUCT OF BUSINESS. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its business as described in the Prospectus, and the Company is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations, except where the failure to so comply would not have a material adverse effect on the condition (financial or other), business, prospects or properties of the Company.

               2.1.13.2 REQUIRED CONSENTS. The Company has obtained all consents, authorizations, approvals and orders required in connection with the execution and delivery of this Agreement and the Representative's Warrant Agreement and the performance of its obligations hereunder and thereunder. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities pursuant to this Agreement and the Representative's Warrant Agreement and as contemplated by the Prospectus, except those required under applicable federal and state securities laws.

          2.1.14 TITLE TO PROPERTY; INSURANCE. The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever, other than those referred to in the Prospectus. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same business or in similar businesses.

          2.1.15 LITIGATION; GOVERNMENTAL PROCEEDINGS. Except as set forth in the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or threatened against, or involving the properties or business of, the Company which would materially and adversely affect the financial position, prospects, value or the operation or the properties or the business of the Company, or which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business, is bound or subject.

          2.1.16 ORGANIZATION; GOOD STANDING. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which ownership or leasing of any properties or the character of its operations requires such qualification or licensing.

          2.1.17 TAXES. The Company has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. The Company has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not distributed, and for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or any subsidiary. The term "taxes" mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term "returns" means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

          2.1.18    TRANSACTIONS AFFECTING DISCLOSURE TO NASD.

               2.1.18.1 FINDERS' FEES. As of the Effective Date, there will be no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Representative's compensation, as determined by the NASD. The Company acknowledges and agrees that the Underwriters will not proceed to perform hereunder until they receive assurances, inform and substance satisfactory to the Representative and its counsel, that, as of the Effective Date, there will be no such fees. The Underwriters shall compensate any of their personnel who may have acted in such capacities as they shall determine.

               2.1.18.2 PAYMENTS WITHIN TWELVE (12) MONTHS. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to
(i) any person, as a finder's fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (ii) to any NASD member, or (iii) to any person or entity that has any direct or indirect affiliation within the twelve month period prior to __________, the date on which the Registration Statement was filed with the Commission ("Filing Date") or thereafter, other than payments to the Representative.

               2.1.18.3 USE OF PROCEEDS. None of the net proceeds of the offering will be paid by the Company to any participating NASD member or any of its affiliates.

               2.1.18.4 INSIDERS' NASD AFFILIATION. No officer, director of the Company or, to the best knowledge of the Company, any holder of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. To the best knowledge of the Company, no beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative and the NASD if the Company becomes aware of any 5% or greater stockholder of the Company who is or becomes an affiliate or associated person of an NASD member participating in the distribution.

          2.1.19 INTERNAL ACCOUNTING CONTROLS. The Company maintains and will continue to maintain a system of internal accounting control sufficient to provide reasonable assurance that

(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          2.1.20 NASDAQ LISTING. As of the Effective Date, the Shares have been approved for listing on the National Association of Securities Dealers Automated Quotation ("NASDAQ") [National Market System ("NMS")].

          2.1.21 INTANGIBLES. The Company owns or possesses the requisite licenses or rights to use all trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, the "Intangibles") owned or used by it. The Company's Intangibles which have been registered in the United States Patent and Trademark Office and/or the United States Copyright Office have been fully maintained and are in full force and effect. There is no claim or action by any person, or proceeding pending or, to the Company's knowledge, threatened, and the Company has not received any notice of conflict with the asserted rights of others, which challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of the Company's business. To the Company's knowledge, neither the Company's Intangibles, nor the Company's current products, services and processes infringe on any Intangibles held by any third party. To the best of the Company's knowledge, no others have infringed or are infringing upon the Intangibles of the Company.

          2.1.22    EMPLOYEE MATTERS.

               2.1.22.1 RELATIONS WITH EMPLOYEES. The Company has generally enjoyed a satisfactory relationship with its employees and is in compliance with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state or local laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity, and none has ever occurred. No issue concerning representation exists respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending or threatened under any expired or existing collective bargaining agreement of the Company, if any.

               2.1.22.2 EMPLOYEE BENEFIT PLANS. Other than as set forth in the Registration Statement, the Company neither maintains, sponsors nor contributes to, nor is it required to maintain, sponsor or contribute to, any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a, "multi-employer plan" (each, an "ERISA Plan") as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Company does not, and has at no time, maintained or contributed to a defined benefit plan, as defined in Section 3(35) of ERISA. If the Company does maintain or contribute to a defined benefit plan, any termination of the plan on the date hereof would not give rise to liability under Title IV of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), which could subject the Company to any tax penalty for prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan that is intended to comply with Code Section 401(a), stating that such ERISA Plan and the attendant trust are qualified thereunder. The Company has never completely or partially withdrawn from a "multi-employer plan."

          2.1.23 INVESTMENT COMPANY REPRESENTATIONS. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          2.1.24 OFFICER'S CERTIFICATE. Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Representative as to the matters covered thereby.

          2.1.25 LOCK-UP AGREEMENTS WITH INSIDERS. The Company has caused to be duly executed a legally binding and enforceable agreement pursuant to which all officers, all directors of the Company and all Stockholders who own 5% or more of the outstanding Common Stock of the Company or options, warrants or other securities convertible into 5% or more of the Company's Common Stock and the family members and affiliates (as defined in the securities laws) (collectively, the "Insiders") of such persons agree not to sell any shares of Common Stock or warrants or options to purchase Common Stock or such warrants, options or convertible securities owned by them (either pursuant to Rule 144 of the Regulations or otherwise) for a period of six (6) months following the Effective Date, except with the consent of the Representative (other than by the laws of descent and distribution in the event such transferee signs an agreement containing the lock-up restrictions contemplated by this Section). In order to enforce such agreements, the Company shall impose stop transfer instructions with respect to all such shares of Common Stock or warrants or options to purchase Common Stock or securities convertible into Common Stock until the end of such period.

          2.1.26 NO STABILIZATION OR MANIPULATION. Neither the Company, nor any of its officers, directors or controlling persons, has taken, directly or indirectly, any action designed, or which reasonably might be expected, to cause or result, under the Act or Exchange Act otherwise, in, or that has constituted, stabilization or manipulation of the price of any Security or to facilitate the sale or resale of the Shares.

          2.1.27 SUBSIDIARIES. The representations and warranties made by the Company in this Agreement shall, in the event that the Company has one or more subsidiaries (the "subsidiary(ies)") also apply and be true with respect to each subsidiary, individually (except as the context otherwise requires) and taken as a whole with the Company and all other subsidiaries, as if each representation and warranty contained herein made specific reference to each subsidiary each time the term "Company" was used. Except as described in the Prospectus, the Company does not own any interest in any corporation, partnership, joint venture, trust or other business entity.

     2.2 REPRESENTATIVES AND WARRANTIES OF THE SELLING SHAREHOLDERS. The Selling Shareholders jointly and severally represent and warrant that:

          2.2.1 (i) They have the full right, power and authority to execute and deliver this Agreement; (ii) are, and on the Closing Date will be, the owners of the Selling Shareholders' Stock to be sold pursuant to the terms hereof, free and clear of all liens, charges, encumbrances and restrictions;
(iii) have paid the full purchase price required to be paid for such Stock;
(iv) on the Closing Date will have paid or provided for all stock transfer or other taxes (other than income taxes) required to be paid by the Selling Shareholders in connection with the sale and transfer of the Selling Shareholders' Stock and all laws imposing such taxes will have been fully complied with; (v) have, and on the Closing Date will have, the full legal right, power and authority to sell, transfer and deliver the Selling Shareholders' Stock hereunder and convey good and marketable title to such Selling Shareholders' Stock, free and clear of all liens, charges, encumbrances, equities, claims and restrictions whatsoever.

          2.2.2 This Agreement has been duly authorized, executed and delivered by the Selling Shareholders. This Agreement constitutes the valid and binding agreements of the Selling Shareholders enforceable in accordance with its terms.

          2.2.3 Neither the execution and delivery of this Agreement nor the consummation of the transactions herein or contemplated nor the compliance with the terms hereof by the Selling Shareholders will conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, purchase agreement or other agreement or instrument to which the Selling Shareholders or any one of them is a party or by which the Selling Shareholders are bound and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Selling Shareholders of the transactions on the Selling Shareholders' part herein contemplated, except such as may be required under the Act or under state securities or blue sky laws.

          2.2.4 The Selling Shareholders have not, and at the Closing Date will not have, taken, and agree that they will not take, directly or indirectly, any action to cause or result in, or which has constituted, or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Stock. Other than as permitted by the Act and the rules and regulations thereunder, the Selling Shareholders have not distributed and will not distribute any Preliminary Prospectus the Prospectus or any other offering material in connection with the offering and sale of the Stock.

3. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriters as follows:

     3.1 AMENDMENTS TO REGISTRATION STATEMENT. The Company shall deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and shall not file any such amendment or supplement to which the Representative shall reasonably object. In addition, the Company shall immediately forward to the Representative and its counsel the content of any oral comments and copies of all comment letters received from the SEC.

     3.2  FEDERAL SECURITIES LAWS.

          3.2.1 COMPLIANCE. During the time when a Prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company shall notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

          3.2.2 FILING OF PROSPECTUS. The Company shall file the Final Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations, if applicable.

          3.2.3 EXCHANGE ACT REGISTRATION. For a period of five years from the Effective Date, the Company will use its best efforts to maintain the registration of the Common Stock under the provisions of the Exchange Act.

     3.3 BLUE SKY FILINGS. The Company shall endeavor in good faith, in cooperation with the Representative and its counsel, at or prior to the time the Registration Statement becomes effective, to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or would be required to qualify to do business as a foreign corporation. In each jurisdiction where such qualification shall be effected, the Company shall, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction. In turn, the Representative, through its counsel, agrees to likewise use its best efforts to effect such regulation and to obtain such qualifications.

     3.4 DELIVERY OF FILINGS TO UNDERWRITERS. The Company shall deliver to the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as the Underwriter may reasonably request and, immediately after the Registration Statement or any amendment or supplement thereto is filed, deliver to the Representative two (2) original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of documents filed therewith or incorporated therein by reference and all original executed consents of certified experts.

     3.5 EFFECTIVENESS AND EVENTS REQUIRING NOTICE TO THE REPRESENTATIVE. The Company shall cause the Registration Statement to remain effective until the later of the completion by the Underwriters of the distribution of the Shares (but in no event more than 9 months after the date on which the Registration

Statement shall have been declared effective) or 25 days after the date on which the Registration Statement shall have been declared effective and shall notify the Representative immediately and shall promptly confirm the notice in writing of (i) the effectiveness of the Registration Statement and any amendment thereto, (ii) the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) the receipt of any comments or request for any additional information from the Commission, and (vi) the happening of any event during the period described in
Section 3.4 hereof that makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall make every reasonable effort to obtain promptly the lifting of such order.

     3.6 FINANCIAL STATEMENTS. The Company shall furnish to the Representative as early as practicable prior to the date hereof and the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim financial statements (the "Unaudited Financials") of the Company (which in no event shall be as of a date more than ninety (90) days prior to the Effective Date) which have been read by the Company's independent accountants, as stated in their letter to be furnished pursuant to Section 4.3 hereof.

     3.7  REPORTS TO THE REPRESENTATIVE.

          3.7.1 PERIODIC REPORTS, ETC. For a period of five (5) years after the Effective Date, the Company shall furnish to the Representative, and to each other Underwriter who may so request, copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) copies of each Form SR, (iv) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request.

          3.7.2 TRANSFER AGENT AND DAILY TRANSFER SHEETS. The Company agrees to designate a mutually acceptable company as transfer agent for the Company's securities or such other transfer agent as is mutually agreeable by the Company and the Representative. For a period of three (3) years from the Effective Date, the Company, at its expense, shall provide the Representative with copies of the Company's daily transfer sheets. The Company shall cause its depository (at the Company's expense) to fax a "special security position report" to the Representative on a weekly basis.

     3.8 DELIVERY OF REPRESENTATIVE'S WARRANT. On the Closing Date, the Company shall execute and deliver to the Representative the Representative's Warrant substantially in the form filed as an exhibit to the Registration Statement.

     3.9  PAYMENT OF EXPENSES.

          3.9.1 GENERAL EXPENSES. The Company shall pay on each of the Closing Date and any Option Closing Date to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary Prospectuses and the Prospectus and the printing and mailing of this Agreement, the Agreement among Underwriters, the Selected Dealers' Agreement and related documents, including the cost of all copies thereof and any amendments, supplements or other materials relating thereto supplied to the Underwriters and Selected Dealers in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Shares and the Representative's Warrant, including any transfer taxes and other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the filing fees under such Blue Sky laws, such fees to be paid upon commencement of such filings to the Representative's counsel, at the request of such counsel,, including the costs of printing and mailing the "Preliminary Blue Sky Memorandum," and all amendments and supplements thereto, fees and disbursements for the Underwriters' counsel and fees up to an aggregate of $27,500, $2,500 of which shall be due and payable upon the commencement of such filings, which fees shall be based upon such counsel's hourly billing rates, plus disbursements relating to, but not limited by, long distance telephone calls, photocopying, messengers, excess postage, overnight mail and courier services. Such fee shall not include fees of special counsel if same is required to be incurred in a merit review state which may require local counsel. The Representative will not retain special counsel in any state without the prior consent of the Company. In this connection, Blue Sky applications shall be made in such states and jurisdictions as shall be required by the Representative ,and a one-time fee of $7,500.00 payable to the Representative's counsel for the preparation of the Secondary Market Trading Memorandum, (iv) costs associated with applications for assignments of a rating of the Shares by qualified rating agencies, (v) filing fees incurred in registering the offering with the NASD, (vi) advertising costs and expenses, including but not limited to, costs of placing "tombstone" and "road show" advertisements in publications that shall be selected by the Representative, (vii) fees and disbursements of the transfer agent, (viii) the Company's expenses associated with "due diligence" meetings arranged by the Representative; (ix) the preparation, binding and delivery of four transaction "bibles" for the Representative; (x) any listing of the Shares on the NASDAQ National Market System or on any securities exchange or any listing in Standard & Poor's, and (xi) the fees and disbursements of counsel for the Company and the accountant for the Company;
(xii) all reasonable traveling and lodging expenses incurred by the Representative and its counsel in connection with visits to, and examination of the Company's premises; (xiii) conferences and discussions between the Company and the Underwriter which shall be held as required within the City of New York in the State of New York. If meetings shall be held outside of these areas and should the Representative be required to incur special travel expenses in connection with such meetings and the Offering, the Company agrees to pay such reasonable amount of pre-approved traveling and lodging out-of-pocket expenses as may be necessarily incurred by the Representative and/or its counsel, payable when incurred and billed; and (xiv) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section 3.9.1. Since an important part of the Representative's due diligence investigation involves examination of both the background of the principals of the Company and the Company's competitive position in its industry, the Company agrees to engage and pay for, on the Representative's behalf and as reasonably requested by the Representative (i) an investigative search firm of the Representative's choice (which charges shall not exceed $5,000) to conduct an investigation of the principals of the Company to be mutually selected by the Representative and the Company; and (ii) a consultant to be mutually selected by the Representative and the Company who is an expert in the industry in which the Company does business (which charges shall not exceed $5,000), to analyze the Company's prospects and respond tot he Representative's questions and concerns. The Representative may deduct from the net proceeds of the offering payable to the Company on the Closing Date, the expenses set forth herein to be paid by the Company to the Representative and/or to third parties. If this Agreement shall not be carried out for any reason whatsoever, the Company shall remain liable for all of its actual out-of-pocket expenses pursuant to this Section 3.9.1.

          3.9.2 REPRESENTATIVE'S EXPENSES. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.9.1, upon the sale of the Firm Shares or any of the Option Shares, it shall pay to the Representative, as a non-accountable expense allowance, an amount equal to 3% of the gross proceeds payable to the Company from the sale of the Firm Shares and the Option Shares, if any are sold, of which $35,000.00 has been paid to date, and the Company shall pay the balance on the Closing Date as to the Firm Shares and any Option Closing Date as to Option Shares, by certified or bank cashier's check or, at the election of the Representative, by deduction from the proceeds of the offering contemplated hereby. In the event that within six (6) months of an alternate financing with an Underwriter other than the Representative are thereby presented from proceeding with the Registration Statement, then the Company will promptly pay the Representative $150,000 (in addition to the advances referred to in Paragraph 8 and Underwriter's counsel's Blue Sky Fees and expenses relating to the offering.

     3.10 APPLICATION OF NET PROCEEDS. The Company shall apply the net proceeds from the offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 under the Act.

     3.11 DELIVERY OF EARNINGS STATEMENTS TO SECURITY HOLDERS. The Company shall make generally available to its security holders as soon as practicable, but not later than [the first of the fifteenth full calendar month following the Effective Date], an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve (12) consecutive months beginning on the date immediately after the Effective Date.

     3.12 RESERVATION OF SHARES. The Company shall reserve and keep available that maximum number of its authorized but unissued shares of Common Stock as is issuable upon the exercise of the Representative's Warrant.

     3.13 DESIGNATION OF AN ADVISOR OR DIRECTOR AND BOARD MEETINGS. The Company agrees that it will, upon completion of the proposed Offering contemplated herein, for a period of no less than three (3) years, engage a designee of the Representative as to whom the Company has no reasonable objection either (solely at the Representative's election) as a member of the Company's Board of Directors (in which case the Company agrees to use its best efforts to secure the election of such designee to its Board of Directors) or as an Advisor to its Board of Directors. The Director or Advisor shall attend meetings of the Board, receive all notices and other correspondence and communications sent by the Company to members of its Board of Directors and receive compensation equal to entitlement of other non-officer Directors. In addition, such Director or Advisor shall be entitled to receive reimbursement for all costs incurred in attending such meetings including but not limited to, food, lodging, and transportation. The Company further agrees that, during said three (3) year period, it shall schedule no less than four (4) formal and "in person" meetings of its Board of Directors in each such year at which meetings such Advisor shall be permitted to attend as set forth herein; said meetings shall be held quarterly each year and advance notice of such meetings identical to the notice given to Directors shall be given to the Advisor. Further, in the event the Representative shall not have designated a Director or Advisor during such three (3) year period, the Company and its principal shareholders shall give notice to the Representative with respect to any proposed acquisitions, mergers, reorganizations or other similar transactions.

     3.14 MANAGEMENT AND DISSEMINATION OF INFORMATION. All necessary and desirable measures will be taken by the Company to ensure management continuity. Further, in order to avoid the occurrence of a de facto public offering, the Company agrees and undertakes to consult with the Representative prior to distribution to third parties of any financial information, news releases, and/or other publicity regarding the Company, its business, or any terms of the proposed offering. Copies of all documents which the Company or its public relations advisors intend to distribute will be provided to the Representative for review prior to such distribution.

     3.15 SECONDARY MARKET TRADING AND STANDARD & POOR'S. The Company will take all necessary and appropriate actions to be included in Standard and Poor's Daily News and Corporation Records Corporate Descriptions for a period of five years from the Effective Date, including the payment of any necessary fees and expenses. The Company shall take such action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such States as may be requested by the Representative, including the payment of any necessary fees and expenses and the filing of a Form (e.g., 25101(b)) for secondary market trading in the State of California on the Effective Date.

     3.16 DISQUALIFICATION OF FORM S-1 (OR OTHER APPROPRIATE FORM). For a period equal to seven years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration of the shares underlying Representative's Warrant under the Act.

     3.17 ACCOUNTANTS. For a period of three years from the Effective Date, the Company will not effect a change in its accounting firm without the prior written consent of the Representative, which consent will not be unreasonably withheld, except that no such consent is required if the new firm is a member of the so-called "Big-Six."

     3.18 SALE OF SECURITIES. The Company agrees not to permit or cause a private or public sale or private or public offering of any of its securities (in any manner, including pursuant to Rule 144 under the Act) owned nominally or beneficially by the Insiders for a period of 18 months following the Effective Date without obtaining the prior written consent of the Representative.

     3.19 ISSUANCES BY COMPANY.  The Company has agreed, for a period of twelve
(12) months after the Effective Date, not to issue any shares of Common Stock or Preferred Stock or any warrants, options, or other rights to purchase Common Stock or Preferred Stock without the prior written consent of the Representative. Notwithstanding the foregoing, the Company may issue shares upon exercise of any warrants or options outstanding on the Effective Date or to be outstanding upon completion of the offering pursuant to the terms of this Agreement and may issue shares reserved for issuance under the Company's 1996 Option Plan. The Underwriters acknowledge that a significant aspect of the Company's growth strategy is to utilize equity securities for the purpose of making acquisitions.

     3.20 REGULATIONS OFFERINGS. For a period of twenty-four (24) months following the Effective Date, the Company will not effect any offerings of securities pursuant to Regulation S (or any successor statute) under the Securities Act, without the Underwriters' consent, which consent shall not be unreasonably withheld.

     3.21 FORM S-8. For a period of twelve (12) months following the Effective Date, the Company will not file a Registration Statement on Form S-8 registering securities owned by persons other than employees of the Company and its subsidiaries, without the Underwriters' consent, which consent shall not be unreasonably withheld.

     3.22 PUBLIC RELATIONS. The Company agrees that it will engage a financial public relations firm, reasonably satisfactory to the Representative, if requested by the Representative, no later than the date of the initial filing of the Registration Statement. Such firm, or an acceptable substitute firm, shall be continuously engaged from such filing to a date twelve (12) months from the closing of the proposed public offering. In addition, the Company shall retain Representative's counsel and a financial printer, both of which are reasonably acceptable to the Representative.

     3.23 DUE DILIGENCE INVESTIGATION.

          3.23.1 The Company agrees and undertakes to cooperate with and assist the Representative, its counsel and/or its representatives in their due diligence investigation of the Company and its operational activities. The Company shall (i) make available to the Representative operating and financial records, certified public account' reports and letters, a business plan inclusive of cash flows and estimates and corporate documents (e.g.,certificates or articles of incorporation, by-laws, minute books, partnership agreement contracts, etc.); (ii) facilitate visits by the Representative with key management personnel; and (iii) afford access to facilities, all at times convenient to the

Company and to the extent that such activities do not impede the orderly conduct of the Company's business.

          3.23.2 As part of their due diligence investigation, the Representative will review all existing and proposed relationships between the Company and its officers, directors and/or principal stockholders ("Related Party Transactions"), including any license or employment agreements, loans and services.

          3.23.3 It is understood that the Representative will not proceed to the signing of an Underwriting Agreement unless it, in its sole judgment, is satisfied with its due diligence investigations.

     3.24 SALE OF COMMON STOCK WITHIN SIX MONTHS. Prior to the Effective Date, the Company will cause each of its current stockholders who own any of the Company's outstanding shares of unregistered Common Stock, or warrants or options to purchase Common Stock or other securities exercisable or exchangeable for, or convertible into, Common Stock and each officer and director of the Company to enter into a written agreement with the Representative that he will not publicly sell any shares of the Company's Common Stock owned directly or indirectly by him or owned beneficially by him (as defined by the 1934 Act and rules promulgated thereunder) on the Effective Date of the Registration Statement for a period of six (6) months from such date without the Representative's prior written consent.

     3.25 CONSULTING AGREEMENT. At or prior to the Closing Date, the Company shall enter into an agreement retaining the Representative as management and financial consultants to the Company for a twenty-four (24) month period commencing as of the Closing Date at a fee equal to $2,500 per month, or an aggregate of $60,000. The entire fee of $60,000 shall be paid in its entirety on the Closing Date.

     3.26 REPRESENTATIVE'S WARRANT.

          3.26.1 For five (5) years following the Effective Date, the Company will agree not to merge, reorganize or take any other action which would terminate the Representative the Representative's Warrant without first making adequate provision for the Representative's Warrant. Furthermore, the Company may not under any circumstances call for the redemption of the Representative's Warrant. The Representative's Warrant will contain certain anti-dilution provisions in the event the Company (a) subdivides or combines the outstanding shares of Common Stock, (b) issues or sells any shares of Common Stock or options or warrants to purchase Common Stock or securities convertible into Common Stock for consideration less than the prevailing market price of a share of Common Stock or (c) engages in a merger or combination which results in a reclassification or change of the outstanding Common Stock. In the event of a merger or acquisition of the Company which involves the issuance of shares of Common Stock, any change in the exercise price of the Representative's Warrant shall be adjusted based upon the difference between the exercise price of the Representative's Warrant and fair market value of the Common Stock issued in connection with such merger or acquisition (if lower than the market price of the Common

Stock) and the total number of outstanding shares of Common Stock. The Company shall set aside and at all times have available a sufficient number of Shares of Common Stock to be issued upon exercise of the Representative's Warrant. The Representative's Warrant will not be transferable to anyone for a period of one year after the Effective Date, except to officers and partners of the Representative, Co-Representative, Selling Group Members and their officers or partners.

          3.26.2 The Company agrees that, upon written request of the then holder(s) of at least a majority of the shares of Common Stock issued and issuable upon exercise of the Representative's Warrant (the "Warrant Securities") which were originally issued to the Representative or to its designees, made at the time within the period commencing one year and ending five (5) years after the Effective Date, the Company will file, at its sole expense, no more than once, a registration statement on Forms SB-2, S-1 or S-3 or other appropriate form, or offering statement, under the 1933 Act, or will file an amendment to the registration statement filed in connection with the Offering, registering the Warrant Securities. The Company agrees to use its efforts to cause the registration statement, offering statement, or post-effective amendment, to become effective. The holders of the Representative's Warrant may demand registration without exercising the Representative's Warrant and, in fact, are never required to exercise same.

          3.26.3 The Company agrees that if, at any time within the period commending one year and ending five (5) years after the Effective Date, it should file a registration statement with the SEC pursuant to the 1933 Act, regardless of whether some of the holders of the Representative's Warrant and Warrant Securities shall have therefore availed themselves of any of the registration rights described above, the Company at its own expense, will offer to said holders the opportunity to register or qualify the Warrant Securities, limited, in the case of a Regulation A offering, to the amount of available exemption. This paragraph is not applicable to a Registration Statement filed by the Company with the SEC on Forms S-4, S-8 or any other inappropriate form. The objection of a subsequent representative to the above piggyback rights would preclude such inclusion, to the extent deemed necessary by such Representative. However, in such event the Company will, within six (6) months of the completion of such subsequent underwriting, file at its sole expense a registration statement relating to such excluded securities.

          3.26.4 In addition to the rights above provided, the Company will cooperate with the then holders of the Representative's Warrant and Warrant Securities in the preparation and execution of any registration statement, in addition to the registration statements and offering statements discussed above, required in order to sell or transfer the aforesaid Warrant Securities and will supply all information required to be included in such registration statement, but the expenses of such additional registration statement or offering statement will be pro-rated between the Company and the holders of the Representative's Warrant and Warrant Securities according to the aggregate sales price of the securities being sold.

          3.26.5 The Company may not under any circumstances, call for redemption of the Representative's Warrant.

     3.27 RIGHT OF FIRST REFUSAL. The Company, its subsidiaries and its principal stockholders will grant to the Representative a right of first refusal for a period of three (3) years from the Effective Date for any public or private offering of securities to raise capital and sale of securities to be made by the Company, its principal stockholders and/or any of its present or future subsidiaries.

     3.28 CERTIFICATES AND CUSIP NUMBER. The Company shall deliver certificates representing the Securities first to the Representative for approval prior to printing. As promptly as possible after filing the Registration Statement with the SEC, the Company shall obtain a CUSIP number for the Securities.

     3.29 AFTER MARKET BLUE SKY MEMORANDUM. The Company shall engage Stark & Stark, A Professional Corporation, counsel for the Representative, for an aggregate fee of no greater than $7,500 (which shall be payable at the closing), to provide the Representative, at the closing of the Public Offering and quarterly thereafter, with an opinion, setting forth those states in which the Common Stock may be traded in non-issuer transactions under the Blue Sky laws of the 50 states, unless the Company's Common Stock is listed on the NASDAQ National Market System.

     3.30 UNDERWRITING MATERIALS. The Company, at the Company's cost, shall supply the Representative with two, and its counsel with three (total of five), bound volumes of each of the underwriting materials within a reasonable time after the Closing Date or the Option Closing Date, if applicable.

     3.31 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company shall undertake to comply with legal requirements in connection with its Certificate of Incorporation and By-Laws, which requirements are necessary and proper to effect the sale of the Securities.

          In addition, the officers, directors and principal stockholders of the Company will each complete, sign and return to the Underwriter's counsel, the officers' and directors' and principal shareholder's questionnaire which will be delivered to the Company by the Representative's counsel.

4. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and any Option Closing Date to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

     4.1  REGULATORY MATTERS.

          4.1.1 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Stark & Stark, A Professional Corporation, counsel to the Representative.

          4.1.2 NASD CLEARANCE. On or before the Effective Date, the Representative shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Representative as described in the Registration Statement. The Representative reserves the right to cover any items of the Representative's compensation as specified in this Agreement in the event that a determination is made by the NASD to the effect that the aggregate compensation to be received by the Representative is excessive. Any such revisions shall not affect any other terms or provisions of this Agreement.

          4.1.3 NO BLUE SKY STOP ORDERS. No order suspending the sale of the Shares in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued either on the Closing Date or any Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

     4.2  COMPANY COUNSEL MATTERS.

          4.2.1 CLOSING DATE OPINION OF COUNSEL. On the Closing Date, the Underwriters shall have received the favorable opinion of Gersten, Savage, Kaplowitz & Curtin, LLP, counsel to the Company, dated the Closing Date, addressed to the Underwriters and in form and substance satisfactory to Stark & Stark, A Professional Corporation, counsel to the Representative, to the effect that:

               4.2.1.1 The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of any properties or the character of its operations requires such qualification or licensing (except where the failure to be so qualified or licensed would not have a material adverse effect on the Company).

               4.2.1.2 The Company has all requisite corporate power and authority, and, to such counsel's [our] knowledge after due inquiry, has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental or regulatory officials and bodies to own or lease its properties and to conduct its business as described in the Prospectus, and the Company is, to such counsel's [our] knowledge, in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the terms and conditions hereof. No consents, approvals, authorizations or orders of, and no filing with any court or governmental agency or body (other than such as may be required under the Act and applicable Blue Sky laws), is required for the valid authorization, issuance, sale and delivery of the Securities, and the consummation of the transactions and agreements contemplated by this Agreement and the Representative's Warrant, and as contemplated by the Prospectus or, if required, all such authorizations, approvals, consents, orders, registrations, licenses and permits have been duly obtained and are in full force and effect and have been disclosed to the Representative.

               4.2.1.3 All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; to the best of [our] such counsel's knowledge after due respect thereto, the holders thereof have no rights of rescission with respect thereto, and (except as may be provided pursuant to Delaware General Corporation Law) are not subject to personal liability by reason of being such holders; and, to the best of [our] such counsel's knowledge after due inquiry, none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The outstanding options and warrants, if any, to purchase shares of Common Stock constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The offers and sales of the outstanding Common Stock, and[, if any,] options and warrants to purchase shares of Common Stock, have been at all relevant times either registered under the Act and the applicable state securities or Blue Sky Laws or exempt from such registration requirements. To [our] such counsel's knowledge, the authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus.

               4.2.1.4 The Securities have been duly authorized and when issued and delivered in accordance herewith will be, validly issued, fully paid and non-assessable; the holders thereof (except as may be provided pursuant to Delaware General Corporation Law) are not and will not be subject to personal liability by reason of being such holders. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or, to the best of [our] such counsel's knowledge after due inquiry, similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. When issued, the Representative's Warrant will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefor, the number and type of securities of the Company called for thereby and the Representative's Warrant, when issued, will be enforceable against the Company in accordance with their terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification and contribution provision may be limited under federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.

               4.2.1.5 To the best of such [our] counsel's knowledge after due inquiry, except as set forth in the Prospectus, no holders of any securities of the Company or of any options, warrants or securities of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

               4.2.1.6 The shares have been approved for listing on NASDAQ National Market System.

               4.2.1.7 This Agreement and the Representative's Warrant have each been duly and validly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (b) as enforceability of any indemnification provisions may be limited under federal and state securities laws and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               4.2.1.8 The execution, delivery and performance of this Agreement and the Representative's Warrant, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby and thereby and the compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to [our] such counsel's knowledge after due inquiry, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any material mortgage, deed of trust, note, indenture, loan, contract, commitment or other material agreement or instrument known to such counsel, to which the Company is a party or by which the Company or any of its properties or assets may be bound, (b) result in any violation of any of the provisions of the Certificate of Incorporation or the By-Laws of the Company, (c) to [our] such counsel's knowledge after due inquiry, violate any statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets, or (b) to [our] such counsel's knowledge after due inquiry have a material effect on any permit, certification, registration, approval, consent, license or franchise of the Company.

               4.2.1.9 The Registration Statement, each Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements and notes thereto and other financial, numerical, accounting and statistical data included therein or omitted therefrom, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations. The Securities and all other securities issued or issuable by the Company conform in all respects to the description thereof contained in the Registration Statement and the Prospectus. All statements in the Prospectus (other than those set forth under the caption "Underwriting"), have been reviewed by such counsel and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations have been reviewed by such counsel and are correct in all material respects. No statute or regulation or legal or, to the best of our knowledge after due inquiry, any governmental proceeding required to be described in the Prospectus is not described as required, nor are any contracts, instruments or other documents [known to such counsel, after due inquiry,] of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

               4.2.1.10 Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Representative and counsel to the Underwriters at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise expressly set forth in its opinion), on the basis of the foregoing (relying as to the factual matters upon the statements of officers and other representatives of the Company and state officials) no facts have come to the attention of such counsel that caused it to believe that either the Registration Statement or the Prospectus or any amendment or supplement thereto (other than the financial statements, schedules and notes thereto and other financial, numerical, statistical and accounting data included therein, or omitted therefrom, as to which no opinion is requested or need be rendered) as of the date of its opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than information omitted therefrom in reliance on Rule 430A under the Act).

               4.2.1.11 The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such counsel's knowledge, are pending or threatened under the Act or applicable state securities laws.

               4.2.1.12 To the best of [our] such counsel's knowledge after due inquiry, except as described in the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement, instrument or other document evidencing an obligation for borrowed money, or any other material agreement, instrument or other document to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation or By-Laws, or, to the best of [our] such counsel's knowledge after due inquiry, any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except as described in the Prospectus.

               4.2.1.13 To the best of [our] such counsel's knowledge after due inquiry, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or financial consulting arrangements or any other arrangements, agreements, understandings, payments or issuances that may affect the Underwriters' compensation, as determined by the NASD.

               4.2.1.14 To the best of [our] such counsel's knowledge after due inquiry, except as set forth in the Prospectus, the Company does not own any interest in any corporation, partnership, joint venture, trust or other business entity.

               4.2.1.15 To the best of [our] such counsel's knowledge after due inquiry, except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company, which would have a material adverse effect on the Company.

          4.2.2 OPTION CLOSING DATE OPINION OF COUNSEL. On the Option Closing Date, if any, the Representative shall have received the favorable opinion of Gerstein, Savage, Kaplowitz & Curtin LLP, counsel to the Company, and dated the Option Closing Date, addressed to the Representative and in form and substance reasonably satisfactory to Stark & Stark, A Professional Corporation, counsel to the Underwriters, confirming, as of the Option Closing Date, the statements made by such counsel for the Company and the Other Counsel, respectively, in their Closing Date opinions delivered on the Effective Date.

          4.2.3     RELIANCE.  In rendering such opinions, such counsel may rely
(i) as to matters involving the application of laws other than the laws of the United States, and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, (A) on certificates or other written statements of responsible officers of the Company and (B) on certificates or other written statements of officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' counsel. Such opinions of counsel shall include a statement to the effect that they may be relied upon by counsel for the Underwriters. Such opinion may assume the due authorization, execution and delivery of all documentation referred to therein by the parties thereto other than the Company.

     4.3  COLD COMFORT LETTER.

          4.3.1 At the time this Agreement is executed, and at each of the Closing Date and any Option Closing Date, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Stark & Stark, A Professional Corporation, counsel for the Representative, from Ernst & Young, LLP, dated, respectively, as of the date of this Agreement, as of the Closing Date and as of any Option Closing Date:

          4.3.2 Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations;

          4.3.3 Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations thereunder;

          4.3.4 Stating that, based on the performance of procedures specified by the American Institute of Certified Public Accountants for a review of the latest available unaudited interim financial statements of the Company (as defined in SAS No. 71 Interim Financial Interpretation) with an indication of the date of such unaudited financial statements, a reading of the latest available minutes of the stockholders and Board of Directors of the Company and the various committees of the Board of Directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financials of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or any material modification should be made to the unaudited interim financial statements included in the registration statement for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five (5) days prior to the Effective Date, Closing Date or any Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the most recent balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from ________________________ to a specified date not later than five (5) days prior to the Effective Date, Closing Date or Option Closing Date, if any, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year, and as compared with the corresponding period in the preceding quarter other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

          4.3.5 Setting forth, at a date not later than five days prior to the Effective Date, the amount or liability of the Company (including a break-down of commercial papers and notes payable to banks);

          4.3.6 Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

          4.3.7 Stating that they have not during the immediately preceding five year period brought to the attention of the Company's management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No, 60 -- "Communication of Internal Control Structure Related Matters Noted in an Audit," in the Company's internal controls; and

          4.3.8 Statements as to such other matters incident to the transactions contemplated hereby as you may reasonably request.

     4.4  CERTIFICATES.

          4.4.1 OFFICERS' CERTIFICATES. At each of the Closing Date and any Option Closing Date the Representative shall have received a certificate of the Company signed by each of the Chairman of the Board or President and the Chief Financial Officer or Secretary of the Company, dated the Closing Date or any Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or any Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and any Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative shall have received such other and further certificates of officers of the Company as the Representative may reasonably request.

          4.4.2 CHIEF FINANCIAL OFFICER'S CERTIFICATE. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chief Financial Officer of the Company, dated the Closing Date or any Option Closing Date, as the case may be, respectively, certifying (i) that the Certificate of Incorporation and By-Laws, as amended, of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, (iv) all correspondence between the Company or its counsel and NASDAQ and (v) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

     4.5 NO MATERIAL CHANGES. Prior to and on each of the Closing Date and any Option Closing Date, (i) there shall have been no material adverse change or development involving a prospective material change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus, (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and the Prospectus which is or might be materially adverse to the Company, (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness which default would have a material adverse effect on the Company, (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus, (v) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or affecting any of its property or business before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (vii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements that are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.6 DELIVERY OF REPRESENTATIVE'S WARRANT. The Company shall have delivered to the Representative executed copies of the Representative's Warrant, registered in such names and in such denominations as the Representative shall have requested.

     4.7 OPINION OF COUNSEL FOR THE UNDERWRITER. All proceedings taken in connection with the authorization, issuance or sale of the

Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Stark & Stark, A Professional Corporation, counsel for the Representative, and you shall have received from such counsel a favorable opinion, dated the Closing Date and any Option Closing Date, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and any Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished with such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

     4.8 SECONDARY MARKET TRADING MEMORANDUM. On the Effective Date the Representative shall have received the Secondary Market Trading Memorandum.

     4.9 REPRESENTATIVE SOLE DETERMINANT OF BREAK OF CONDITIONS. The Underwriter shall be the sole determining party as to whether any of the above conditions have not been met.

     4.10 INDEMNIFICATION.

          4.10.1    INDEMNIFICATION OF THE REPRESENTATIVE.

               4.10.1.1 The Company shall indemnify and hold the Representative harmless against any and the Selling Shareholders and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the 1933 Act, the Exchange Act or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with the Registration Statement, Prospectus and related Exhibits filed under the Exchange Act, except for any liabilities, claims and lawsuits (including awards and/or judgements), that are found in a final judgment by a court of competent jurisdiction to have arisen primarily from our willful misconduct or negligence. In addition, the Company and the Selling Shareholders shall also indemnify and hold the Representative harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

               4.10.1.2 The Representative shall give the Company and the Selling Shareholders' prompt notice of any such liability, claim or lawsuit which the Representative contends is the subject matter of the Company's and the Selling Shareholders' indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense and provided that counsel selected by the Company shall be acceptable to the Representative, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

          4.10.2    INDEMNIFICATION OF THE COMPANY AND THE SELLING SHAREHOLDERS.

               4.10.2.1 The Representative shall indemnify and hold the Company and the Selling Shareholders harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which it may become subject under the Act, the Exchange Act, or any federal or state statute, at common law or otherwise, insofar as said liabilities, claims, and lawsuits (including awards and/or judgments) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission of a material fact, which statement or omission was made in reliance upon information furnished in writing to the Company and the Selling Shareholders by or on behalf of the Representative and shall also indemnify and hold the Company and the Selling Shareholders harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

               4.10.2.2 The Company and the Selling Shareholders shall give to the Representative prompt notice of any such liability, claim or lawsuit which the Company and/or the Selling Shareholders contend is the subject matter of the Representative's indemnification and the Representative thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense (provided that counsel selected by the Representative shall be acceptable to the Company and the Selling Shareholders), with respect to such liability, claim and lawsuit, including any right to settle, compromise or dispose of such liability, claim and lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

          4.10.3    CONTRIBUTION.

               4.10.3.1 CONTRIBUTION RIGHTS. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 4.9 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 4.9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 4.9, each respective director, officer and employee of any Underwriter, and each respective person, if any, who controls any Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter.

               4.10.3.2 CONTRIBUTION PROCEDURE. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the contributing party), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid (15) fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party without the written consent of such contributing party. The contribution provisions contained in this Section 5 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

     4.11 NASDAQ QUALIFICATION. The Company agrees to qualify its shares of Common Stock for listing on the NASDAQ on the Effective Date subject to the Representative selling the Securities to such minimum number of stockholders as may be required pursuant to the listing criteria of NASDAQ.

     4.12 KEY PERSON LIFE INSURANCE. The Company will maintain key person life insurance policies in such amounts and on the lives of such employees of the Company as are satisfactory to the Representative.

     4.13 NO CALAMITY. There shall have been no war or act of God or other calamity which would have a substantial adverse effect or loss to the Company.

     4.14 NO QUALIFICATIONS. Representative shall have no qualifications received or provided by the Company's independent public accountants or attorneys to the effect of either difficulties in furnishing certifications to material items including, without limitation, information contained within the footnotes to financial statements, or as affecting matters incident to the issuance and sale of the Securities or as to corporate proceedings or other matters.

     4.15 NO CHANGE IN MATERIAL OR CONDITIONS. The market for securities in general or for the Company's Common Stock in particular, or political, financial or economic conditions shall not have materially changed from those reasonably foreseeable as of the date of this Agreement as to render it impracticable in the Representative's judgment to make a public offering of the Securities.
There also shall have been no material adverse change in market levels for securities in general (or those of the Company in particular) or financial or economic conditions which render it inadvisable to proceed.

5.   DEFAULT BY AN UNDERWRITER.

     5.1 DEFAULT NOT EXCEEDING 10% OF THE SHARES. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Shares or the Option Shares if exercised, hereunder, and if the number of the Shares with respect to which such default relates does no exceed in the aggregate 10% of the number of Shares or Option Shares which all Underwriters have agreed to purchase hereunder, then such Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

     5.2 DEFAULT EXCEEDING 10% OF THE SHARES. In the event that such default relates to more than 10% of the Shares or Option Shares, you may in your discretion arrange for your self or for another party or parties to purchase such Shares or Option Shares to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Shares or Option Shares you do not arrange for the purchase of such Shares or Option Shares, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Shares or Option Shares on such terms. In the event that neither you nor the Company arrange for the purchase of the Shares of Option Shares to which a default relates as provided in this Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Section 3.9 and Section 4.9.1 hereof) or the several Underwriters but nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

     5.3 POSTPONEMENT OF CLOSING DATE. In the event that the Shares or Option Shares to which a default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby by made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to the Securities.

6. UNDERWRITING GROUP. The Representative shall have the sole right to determine which, if any, firms shall comprise the group of Underwriters.
Pending completion of the financing contemplated herein, the Company agrees that it will not negotiate with any other Underwriter or other person relating to a possible public offering of its securities until nine (9) months from December 17, 1996 if the offering has not been consummated.

7. FINDER. The Representative and the Company represent to each other that no person has acted as a finder in connection with the transactions contemplated herein and the Representative and the company will indemnify each other with respect to any claim for finder's fees in connection therewith.

8.   PROCEEDINGS.   The Underwriters and the Company will advise each other
immediately and confirm in writing the receipt of any threat of or the imitation of any steps or procedures which would impair or prevent the right to offer any of the Company's securities or the issuance of any orders or other prohibitions, preventing or impairing the proposed Offering, by the SEC or any other regulatory authority. In the case of the happening of any such event, except as required by law, neither the Underwriters nor the Company will acquiesce in such steps, procedures or suspension orders, and the Underwriters and the Company will actively defend any such actions or orders unless the Underwriters and the Company mutually agree in writing to acquiesce in such actions or orders.

9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date, and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 4.9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the Underwriters.

10.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

     10.1 EFFECTIVE DATE. This Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until 11:00 A.M., New York time, on the first full business day following the Effective Date or at the time of the initial public offering of the Shares, whichever is earlier. The time of the initial public offering, for the purpose of this Section 8 shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time, after the Registration Statement becomes effective, when the Shares are first released by you for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. You may prevent this Agreement from becoming effective without liability to any other party, except as noted below, by giving the notice indicated below in this Section 7 before the time this Agreement becomes effective. You agree to give the undersigned notice of the commencement of the offering described herein.

     10.2 TERMINATION. You shall have the right to terminate this Agreement at any time prior to the Closing Date if the Company has breached any of its representations, warranties or obligations hereunder, or failed to expeditiously proceed with the offering or to cooperate with you in requesting effectiveness of the Registration Statement at such time as you may deem appropriate.

     10.3 NOTICE. If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 7, the Company shall be notified on the same day as such election is made by you by telephone or telecopy, confirmed by letter.

     10.4 EXPENSES. In the event that this Agreement shall not be carried out for any reason whatsoever within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the expenses related to the transactions contemplated herein shall be governed by
Section 3.9 hereof.

     10.5 INDEMNIFICATION. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of
Section 4.9 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11.  MISCELLANEOUS.

     11.1 NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed:

          If to the Underwriters:

               Network 1 Financial Securities, Inc.
               The Galleria
               Building Two, Penthouse
               2 Bridge Avenue
               Red Bank, New Jersey 07701-1106
               Attention:  William Hunt

          Copy to:

               Stark & Stark, A Professional Corporation
               993 Lenox Drive, Building Two
               Lawrenceville, New Jersey 08648
               Attention: Michael P. Weiner, Esquire

          If to the Company:

               Dunn Computer Corporation
               1306 Squire Court
               Sterling, Virginia  20166
               Attention:  Thomas P. Dunn, President and C.E.O.

          Copy to:

               Gerstein, Savage, Kaplowitz & Curtin LLP,
               575 Lexington Avenue
               New York, New York  10022
               Attention:  Jay M. Kaplowitz, Esq.
                           Arthur S. Marcus, Esq.

     11.2 HEADINGS. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     11.3 AMENDMENT. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

     11.4 ENTIRE AGREEMENT. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     11.5 BINDING EFFECT. This Agreement shall inure solely to the benefit of and shall be binding upon, the Representative, the

Underwriter, the Company, and the controlling persons, directors and officers referred to in Section 4.9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

     11.6 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws rules of such State. Any action, proceeding or claim against any of the parties hereto arising out of, relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or the federal court for the Southern District of New York, and the parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereto hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Except as otherwise provided in this Agreement, the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     11.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

     11.8 WAIVER, ETC. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

          If the foregoing correctly sets forth the understanding between the Representative, for itself and as Representative of the Underwriters listed on
Schedule I hereto, and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                              Very truly yours,


                              DUNN COMPUTER CORPORATION


                              By: ____________________________________
                               Name:
                               Title:





Accepted as of the date first
above written.

New York, New York

NETWORK 1 FINANCIAL SECURITIES, INC.
  Acting on behalf of itself
  and as the Representative
  of the other several
  Underwriters named in
  Schedule I hereof.

By:  NETWORK 1 FINANCIAL SECURITIES, INC.



By:______________________
   Name:
   Title:

                                      SCHEDULE I

                                 SELLING SHAREHOLDERS

                                     SCHEDULE II

                                                     Number of Firm
Name of Underwriter                               Shares to be Purchased



                                         -46-